UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2007

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 12, 2007, The Shaw Group Inc., a Louisiana corporation (the "Company"), issued a press release, which among other matters, announced that (i) Brian K. Ferraioli accepted an offer to join the Company as Executive Vice President, Finance, and will begin work at the end of July, 2007; (ii) Mr. Ferraioli will assume the role of Chief Financial Officer of the Company before the Company reports its fourth quarter 2007 financial results; (ii) until Mr. Ferraioli assumes the position of Chief Financial Officer, Dirk J. Wild will continue to serve as interim Chief Financial Officer; and (iv) Robert L. Belk will assume the role of Executive Vice President following the completion of his medical leave and in his new role, Mr. Belk’s responsibilities will include executive sponsorship of significant client, investor, banking and governmental relationships. A copy of this press release is attached hereto and incorporated herein by reference as Exhibit 99.1.

Upon the assumption by Mr. Ferraioli of the position of Chief Financial Officer of the Company, the Company intends to file an additional Current Report on Form 8-K under Item 5.02 to report the information required thereunder.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

99.1 Press Release dated July 12, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

July 16, 2007	By:	Clifton S. Rankin

Name: Clifton S. Rankin
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	99.1 Press Release dated July 12, 2007.